UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Fourth Amendment to Office Lease

On October 24, 2017, Seattle Genetics, Inc., or the Company, entered into a Fourth Amendment to Office Lease, or the Fourth Amendment, to the Lease Agreement dated December 1, 2000 with SNH Medical Office Properties Trust, as successor in interest to WCM 132-302, LLC, as previously amended, for the Company’s office space at 21717 30th Drive SE, Bothell, WA 98021, or the 21717 Lease. Under the Fourth Amendment, the term of the 21717 Lease was extended for a period of six (6) years through June 30, 2024 at a set rental rate for each twelve month period beginning on July 1, 2018. In addition, the Company will have the option to extend the term of the 21717 Lease for one additional sixty (60) month period.

First Amendment to Office Lease

On October 24, 2017, the Company entered into a First Amendment to Office Lease, or the First Amendment, to the Lease Agreement dated May 9, 2011 with SNH Medical Office Properties Trust, as successor in interest to WCM Highlands II, LLC, for the Company’s office space at 21823 30th Drive SE, Bothell, WA, or the 21823 Lease. Under the First Amendment, the term of the 21823 Lease was extended for a period of six (6) years through June 20, 2024 at a set rental rate for each twelve month period beginning on July 1, 2018. In addition, the Company will have the option to extend the term of the 21823 Lease for one additional sixty (60) month period.

The foregoing descriptions of the material terms of the Fourth Amendment and First Amendment do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to these amendments, which the Company plans to file as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: October 30, 2017	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer